SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: November 15, 2004

Commission file No. 33-24483NY

                        Global Environmental Energy Corp.
                ------------------------------------------------
             (Exact name of registrant as specified by its charter)


       Bahamas                       33-24483-NY                  n/a
------------------------       ----------------------     ----------------------
(State or other jurisdic-      (Commission File  Number)  (IRS Employer
tion of incorporation)                                    Identification Number)


                                Magna Carta Court
                                Parliament Street
                                  PO Box N-918
                                 Nassau, Bahamas
                ------------------------------------------------
                                Business Address


           4640 South Carrollton Ave Suite 2A-6 New Orleans, La 70199
                ------------------------------------------------
                           Principal Place of Business


                                 1-877-723-6315
                ------------------------------------------------
                          Registrant's Telephone Number


                                      N/A
                ------------------------------------------------
           Former Name or Former Address If Changed Since Last Report








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ITEM 8.01  OTHER EVENTS

On November 11, 2004 Global Environmental Energy Corp, had caused the formation of a wholly owned subsidiary to be formed named Biosphere Development Corp located in New Providence in the Commonwealth of the Bahamas with a 100,000,000 share capitalization structure of which 10,000,000 shares will be issued and outstanding on day one to Global Environmental Energy Corp.

Existing shareholders of Global Environmental Energy Corp., are then to receive 10% of the issued and outstanding shares in Biosphere Development Corp (1,000,000 shares) on December 15, 2004 (the "Record Date") with delivery on or about January 5, 2005. In order to receive the stock dividend, a stockholder of record in Global Environmental Energy Corp on the record date must continue to hold GEEC stock through the dividend payment date. The dividend will be paid in authorized but unissued shares of common stock of Biosphere Development Corp.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial statements of business acquired.

None

(b)  Pro forma financial statements.

None

(c) Exhibits.

Exhibit No.    Description
----------------------------------------------------------------------

20.2  *        Press Release dated September 20, 2004.

-----------------

*    Filed herewith




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        Global Environmental Energy Corp




By:   /s/ Dr.  CA McCormack
 ----------------------------------------
Dr CA McCormack,
B.Sc., Ph.D., N.I.H.C., M.PS., M.ARVO., F.F., Ful.S.,
President & Chief Executive Officer,
Global Environmental Energy Corp.
for and on behalf of Global Environmental Energy Corp.